Exhibit 10.1

First Amendment to License Agreement

This First Amendment to License Agreement (“First Amendment”) is dated May 3, 2022 (“Effective Date”) and entered into by and between Cue Biopharma, Inc. (“Licensee”) and MIL 40G, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated March 28, 2022 (“License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this First Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.
Licensed Premises. Effective July 15, 2022 (“Expanded Premises Commencement Date”) the License Agreement is hereby amended by (i) adding the attached Exhibit 1-A to the existing Exhibit 1, and (ii) adding the following sentences to the end of Section 1(a):

The License shall be expanded to include Room 4101, as shown on the shaded portion of the floor plan attached hereto as Exhibit 1-A of this First Amendment (“Expanded Premises”), as part of the Licensed Premises. For the avoidance of doubt, Exhibit 1 of the License Agreement shall remain applicable, and the attached Exhibit 1-A shall be inserted immediately thereafter.

2.
Term. Section 2(a) of the Licensed Agreement is hereby modified be adding the following new sentences to the end of the Section:

Unless terminated earlier in accordance with this Section 2, the term of this First Amendment (“Expanded Premises Term”) shall commence on the Expanded Premises Commencement Date and shall expire on the Expiration Date. Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Expanded Premises on or before the Expanded Premises Commencement Date, including but not limited to Force Majeure; provided, however, that if Licensor is unable to provide Licensee access to the Expanded Premises on or before the Expanded Premised Commencement Date, the Expanded Premised Commencement Date and Expanded Premises Expiration Date shall be extended by the number of days Licensor is unable to provide access to the Expanded Premises.

3.
License Fee. Section 3(a) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Effective the Expanded Premises Commencement Date, in addition to the existing License Fee, Licensee shall pay a monthly license fee of $9,000.00 for the Expanded Premises

(“Expanded Premises Fee”), as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Expanded Premises Fee shall be subject to all the same terms and conditions as the License Fee.

4.
Security Deposit. Section 3(d) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

In consideration of the Expanded Premises, the Security Deposit shall be increased from

$225,760.20 to $235,883.98.

5.
Initial Payment. Section 3(e) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Immediately upon the execution of this First Amendment, Licensee shall pay an amount equal to the Expanded Premises Fee for the first month of the Expanded Premises Term ($9,000.00), the Expanded Premises Fee for the last month of the Expanded Premises Term ($10,123.78), as well as the increase in the Security Deposit commensurate with the addition of the Expanded Premises ($10,123.78). As such, Licensee shall pay a total of $29,247.56, on or before the execution of this First Amendment.

6.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this First Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim.

7.
Ratification. Except as amended herein, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

8.
Counterparts. This First Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this First Amendment as of the date first written above.

LICENSOR:

By: /s/ Brian Taylor Name: Brian Taylor

LICENSEE:

By: /s/ Daniel Passeri Name: Daniel Passeri

DocuSign Envelope ID: A39281AE-C0BB-4C29-A148-716C47C375D2

Schedule A

Start	End	License Fee
04/15/22	07/14/22	$200,700.00
07/15/22	04/14/23	$209,700.00
04/15/23	04/14/24	$218,088.00
04/15/24	04/14/25	$226,811.52
04/15/25	04/14/26	$235,883.98

DocuSign Envelope ID: A39281AE-C0BB-4C29-A148-716C47C375D2

Exhibit 1-A